Putnam International Equity Fund, 6/30/05, Annual Report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended June 30, 2005, Putnam Management has assumed $200,551 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	48,774
		Class B	11,127
		Class C	 1,810

72DD2	Class M	   907
		Class R	     9
		Class y	22,229

73A1		Class A	0.325
		Class B	0.159
		Class C	0.139

74A2		Class M	0.200
		Class R	0.296
		Class Y	0.391

74U1		Class A	134,158
		Class B	 59,766
		Class C	 11,340

74U2		Class M	  3,934
		Class R	     48
		Class Y	 47,200

74V1		Class A	23.39
		Class B	22.49
		Class C	22.93

74V2		Class M	23.00
		Class R	23.25
		Class Y	23.55